Exhibit 99.1

COMMUNITY BANK

Unaudited Consolidated Financial Statements

As of and for the Three Months Ended March 31, 2018

FINANCIAL STATEMENTS (Unaudited)

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)

(IN THOUSANDS, EXCEPT SHARE DATA) AS OF	March 31, 2018	December 31, 2017

ASSETS
Cash and due from banks	$33,320	$32,006
Interest bearing bank balances	13,100	12,292
Total cash and cash equivalents	46,420	44,298
Investment securities, available for sale, at fair value	780,183	837,415
Loans and leases, net of allowance for loan losses of $36,026 and $35,346, as of March 31, 2018 and December 31, 2017, respectively	2,728,597	2,704,513
Premises and equipment, net	9,162	9,401
Goodwill	1,435	1,435
Other real estate owned, net	825	825
Bank owned life insurance	70,486	69,863
Accrued interest receivable	11,560	11,749
Federal Home Loan Bank stock, at cost	17,250	17,250
Deferred income taxes, net	19,815	15,355
Other assets	34,640	35,294

Total assets	$3,720,373	$3,747,398

LIABILITIES
Deposits:
Non-interest bearing	$1,206,049	$1,177,453
Interest bearing	1,617,713	1,682,761
Total deposits	2,823,762	2,860,214
Short-term borrowings	212,000	197,500
Long-term FHLB advances	305,000	305,000
Accrued interest payable and other liabilities	29,709	32,274

Total liabilities	3,370,471	3,394,988

Commitments and contingencies	-	-

SHAREHOLDERS’ EQUITY
Common stock, no par value, 30,000,000 shares authorized and 3,134,095 and 3,134,095 issued and outstanding at March 31, 2018 and December 31, 2017, respectively	3,134	3,134
Additional paid-in-capital	10,199	9,773
Retained earnings	351,085	344,351
Accumulated other comprehensive loss, net of tax	(14,516)	(4,848)

Total shareholders’ equity	349,902	352,410

Total liabilities and shareholders’ equity	$3,720,373	$3,747,398

See accompanying notes to consolidated financial statements.

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CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA) THREE MONTHS ENDED MARCH 31,	2018	2017

INTEREST INCOME
Loans	$31,498	$26,124
Investment securities:
Taxable	3,874	4,329
Tax exempt	580	702
FHLB dividends	304	394
Interest bearing bank balances	69	33

Total interest income	36,325	31,582

INTEREST EXPENSE
Deposits	2,767	2,056
Short-term borrowings	778	559
Long-term FHLB advances	1,166	1,194

Total interest expense	4,711	3,809

Net interest income	31,614	27,773
Provision (release of provision) for loan losses	650	(1,600)

Net interest income after provision for loan losses	30,964	29,373

NON-INTEREST INCOME
Service charges on deposits	977	1,021
Fees and commissions	423	502
Bank owned life insurance	603	353
Other non-interest income	78	49
Net loss on sale of premises and equipment	(13)	-
Net gain on sale of OREO	-	8
Net loss on sale of securities	(30)	(15)
Net loss recognized during the period on equity securities	(161)	-
Net gain on sales of loans	118	63

Total non-interest income	1,995	1,981

NON-INTEREST EXPENSE
Salaries and employee benefits	15,542	14,595
Deferral of loan origination costs	(986)	(1,256)
Occupancy expense	1,733	1,710
Professional Services	1,905	575
Data processing expense	931	807
FDIC insurance expense	329	308
Net OREO expense	3	39
Other non-interest expense	2,193	1,952

Total non-interest expense	21,650	18,730

Income before taxes	11,309	12,624
Income tax expense	3,305	4,837

Net income	$8,004	$7,787
EARNINGS PER SHARE
Basic	$2.55	$2.49
Diluted	$2.54	$2.49
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	3,134,095	3,131,569
Diluted	3,154,255	3,132,931

See accompanying notes to consolidated financial statements.

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CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (Unaudited)

	THREE MONTHS ENDED MARCH 31,

(IN THOUSANDS)	2018	2017

Net income	$8,004	$7,787

Other comprehensive income (loss):
Reclassification of realized loss on investment securities – AFS sold during the period, net of tax (benefit) of $(9) and $(6), for the three months ended March 31, 2018 and 2017, respectively	21	9
Change in net unrealized holding gain(loss) on investment securities – AFS arising during the period, net of tax (benefit) of $4,009 and $(623) for the three months ended March 31, 2018 and 2017, respectively	(9,392)	858

Total other comprehensive income (loss)	(9,371)	867

Comprehensive income (loss)	($1,367)	$8,654

See accompanying notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (Unaudited)

(IN THOUSANDS EXCEPT SHARES AND PER SHARE DATA)	COMMON STOCK SHARES	COMMON STOCK	ADDITIONAL PAID IN CAPITAL	RETAINED EARNINGS	ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX	TOTAL
Balance, December 31, 2017	3,134,095	$3,134	$9,773	$344,351	$ (4,848)	$352,410

Reclassification due to adoption of ASU 2016-01	-	-	-	297	(297)	-

Balance, January 1, 2018	3,134,095	3,134	9,773	344,648	(5,145)	352,410
Dividends declared – common ($0.50 per share)	-	-	-	(1,567)	-	(1,567)

Stock based compensation	-	-	426	-	-	426

Net income	-	-	-	8,004	-	8,004
Other comprehensive income (loss)	-	-	-	-	(9,371)	(9,371)

Balance, March 31, 2018	3,134,095	$3,134	$10,199	$351,085	$ (14,516)	$349,902

See accompanying notes to consolidated financial statements.

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CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(IN THOUSANDS) THREE MONTHS ENDED MARCH 31,	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$8,004	$7,787
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Net amortization of premiums on investment securities	874	973
(Release of) provision for loan losses	650	(1,600)
Depreciation and amortization	550	528
Amortization of deferred loan (fees)/costs, net	263	44
Amortization of affordable housing investment	411	404
Net loss on sale of loans	(112)	(57)
Originations of loans held for sale	(2,796)	(585)
Proceeds from sale of loans held for sale	2,908	642
Net loss on sale of real estate owned including write-down	-	(8)
Net loss on sale of investment securities	30	15
Net loss on disposal of premises and equipment	13	-
Net (increase) decrease in prepaid expenses	(109)	112
Net (increase) decrease in accrued interest receivable	189	70
Net increase (decrease) in accrued interest payable	(143)	(161)
Net increase (decrease) in accrued expenses	(1,056)	(3,205)
Net (increase) decrease in deferred tax asset	(297)	(496)
Net (increase) decrease in other assets	2,281	2,142
Lease amortization of step up provisions	(108)	(44)
Net increase in cash surrender value of bank owned insurance policies	(623)	(374)
Net increase (decrease) in other liabilities	(2,298)	16
Net cash provided by operating activities	8,631	6,203
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of investment securities – AFS	-	(44,730)
Proceeds from the maturity of investment securities – AFS	40,529	33,696
Proceeds from the sale of investment securities – AFS	2,265	498
Net (increase) decrease in loans	(24,998)	(22,177)
Purchase of affordable housing investment	(1,005)	-
Purchase of FHLB stock	-	(1,515)
Purchase of premises and equipment, net	(208)	(155)
Proceeds from sale of real estate owned	-	3,008
Net cash provided by (used in) investment activities	16,583	(31,375)
CASH FLOWS FROM FINANCING ACTIVITIES
Net increase (decrease) in non-interest bearing deposits	28,597	8,721
Net increase (decrease) in interest bearing deposits	(65,048)	(44,856)
Net increase (decrease) in short-term borrowings	14,500	72,000
Issuance of restricted stock units	426	141
Issuance of common stock	-	794
Dividends paid	(1,567)	(1,567)
Net cash provided by (used in) financing activities	(23,092)	35,233

Net increase in cash and cash equivalents	2,122	10,061
Cash and cash equivalents, beginning of year	44,298	47,552
Cash and cash equivalents, end of period	$46,420	$57,613

SUPPLEMENTAL CASH FLOW DISCLOSURES
Interest paid	$4,854	$3,970
Income taxes paid	-	-

See accompanying notes to consolidated financial statements.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

A complete set of Notes to the Consolidated Financial Statements is a part of the Community Bank (“Bank”) 2017 Consolidated Financial Statements. The notes below are included due to material changes in the consolidated financial statements or to provide the reader with additional information not otherwise available. In preparing these consolidated financial statements, the Bank has evaluated subsequent events and transactions for potential recognition or disclosure in the consolidated financial statements through October 24, 2018.

On February 26, 2018, the Bank entered into an Agreement and Plan of Reorganization and Merger (“Agreement”) with CVB Financial Corp (“CVB”) and Citizens Business Bank (“Citizens”). In accordance with the Agreement, the Bank will merge into Citizens, and each outstanding share of the Bank will be converted into cash in the amount of $56.00 per share and 9.4595 shares of CVB common stock, subject to adjustment as set forth in the Agreement. The agreement was approved by the Board of Directors and the shareholders of each Company. Closing of the transaction, which occurred August 10, 2018 was contingent on satisfaction of customary closing conditions.

1.  BASIS OF PRESENTATION

The accompanying interim consolidated financial statements include the accounts of the Bank and its wholly owned subsidiaries. All significant intercompany transactions and accounts have been eliminated in consolidation.

The accompanying consolidated financial statements have been prepared by the Bank without audit and in conformity with generally accepted accounting principles in the United States of America for interim financial information. The consolidated financial statements include all adjustments and accruals (consisting only of normal recurring adjustments), which the Bank considers necessary for a fair presentation of the results of operations for such interim periods. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, as of the date of the balance sheets and income and expenses for the periods. Material estimates particularly susceptible to material change include allowance for loan losses and fair value determinations for investment securities. Actual results could differ from those estimates.

The balance sheet data as of December 31, 2017, was derived from audited consolidated financial statements, but does not include all disclosures contained in the Bank’s 2017 Consolidated Financial Statements. The interim consolidated financial statements should be read in conjunction with the December 31, 2017 consolidated financial statements, including the notes thereto, included in the Bank’s 2017 Consolidated Financial Statements.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Except as discussed below, our accounting policies are described in Note 1 – Summary of Significant Accounting Policies, of our audited 2017 consolidated financial statements in CVB’s Form S-4 registration statement dated April 17, 2018 as filed with the Securities and Exchange Commission.

A. Adoption of New Accounting Standards

In January 2016, the FASB issued ASU No. 2016-01, “Financial Instruments—Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities”, which addresses certain aspects of recognition, measurement, presentation and disclosure of financial instruments. The guidance in this ASU among other things, (i) requires equity investments with certain exceptions, to be measured at fair value with changes in fair value recognized in net income, (ii) simplifies the impairment assessment of equity investments without readily determinable fair values by requiring a qualitative assessment to identify impairment, (iii) eliminates the requirement for public entities to disclose the methods and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet, (iv) requires public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes, (v) requires an entity to present separately in other comprehensive income the portion of the change in fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments, (vi)

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requires separate presentation of financial assets and financial liabilities by measurement category and form of financial asset on the balance sheet or in the accompanying notes to the financial statements and (vii) clarifies that an entity should evaluate the need for a valuation allowance on a deferred tax asset related to available-for-sale securities. This amendment is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Entities are required to apply the amendment by means of a cumulative-effect adjustment as of the beginning of the fiscal year of adoption, with the exception of the amendment related to equity securities without readily determinable fair values, which should be applied prospectively to equity investments that exist as of the date of adoption. The Bank adopted ASU 2016-01 effective January 1, 2018 and reclassified $297,000 from accumulated other comprehensive income to retained earnings during the first quarter of 2018.

In August 2016, the FASB issued ASU No. 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments.” The new guidance clarifies the classification within the statement of cash flows for certain transactions, including debt extinguishment costs, zero-coupon debt, contingent consideration related to business combinations, insurance proceeds, equity method distributions and beneficial interests in securitizations. The guidance also clarifies that cash flows with aspects of multiple classes of cash flows or that cannot be separated by source or use should be classified based on the activity that is likely to be the predominant source or use of cash flows for the item. This guidance is effective for fiscal years beginning after December 15, 2017 and will require application using a retrospective transition method. The Bank adopted this ASU retrospectively effective January 1, 2018 and it did not have a material impact on the Bank’s consolidated financial statements.

In May 2017, the FASB issued ASU No. 2017-09, “Compensation – Stock Compensation (Topic 718): Scope of Modification Accounting.” The amendments in ASU 2017-09 provide guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting. An entity should account for the effects of a modification unless all the following are met: (1) The fair value (or calculated value or intrinsic value, if such an alternative measurement method is used) of the modified award is the same as the fair value (or calculated value or intrinsic value, if such an alternative measurement method is used) of the modified award is the same as the fair value (or calculated value or intrinsic value, if such an alternative measurement method is used) of the original award immediately before the original award is modified. If the modification does not affect any of the inputs to the valuation technique that the entity uses to value the award, the entity is not required to estimate the value immediately before and after the modification. (2) The vesting conditions of the modified award are the same as the vesting conditions of the original award immediately before the original award is modified. (3) The classification of the modified award as an equity instrument or a liability instrument is the same as the classification of the original award immediately before the original award is modified. The amendments in ASU No. 2017-09 are effective for annual periods and interim within those annual reporting periods, beginning after December 15, 2017; early adoption is permitted. The amendments in this ASU should be applied prospectively to an award modified on or after the adoption date. The Bank adopted this ASU effective January 1, 2018 and it did not have a material impact on the Bank’s consolidated financial statements.

B   Recent Accounting Pronouncements

In February 2016, FASB issued ASU No. 2016-02, “Leases (Topic 842)”. ASU 2016-02 establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Bank is currently evaluating the impact of adoption of this ASU on its consolidated financial statements.

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.” This ASU significantly changes how entities will measure credit losses for most financial assets and certain other instruments that are not measured at fair value through net income. The standard will replace the current “incurred loss” approach with an “expected loss” model. The new model, referred to as the Current Expected Credit Loss (“CECL”) model, will apply to: (1) financial

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assets subject to credit losses and measured at amortized cost, and (2) certain off-balance sheet credit exposures. This includes, but is not limited to, loans, leases, held-to-maturity securities, loan commitments, and financial guarantees. The CECL model does not apply to available-for-sale debt securities. For AFS debt securities with unrealized losses, entities will measure credit losses in a manner similar to what they do today, except that the losses will be recognized as allowances rather than reductions in the amortized cost of the securities. As a result, entities will recognize improvements to estimated credit losses immediately in earnings rather than as interest income over time, as they do today. ASU No. 2016-13 is effective for interim and annual reporting periods beginning after December 15, 2019. Entities will apply the standard’s provisions as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective (i.e., modified retrospective approach). The Bank is currently evaluating the impact of adoption of this ASU on its consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-04, “Intangibles – Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment.” ASU 2017-04 eliminates the second step in the goodwill impairment test which requires an entity to determine the implied fair value of the reporting unit’s goodwill. Instead, an entity should recognized an impairment loss if the carrying value of the net assets assigned to the reporting unit exceeds the fair value of the reporting unit, with the impairment loss not to exceed the amount of goodwill allocated to the reporting unit. The standard will be effective for the Bank beginning January 1, 2020, with early adoption permitted for goodwill impairment tests performed after January 1, 2017. The Bank does not expect this ASU to have a material impact on the Bank’s consolidated financial statements.

In August 2017, the FASB issued ASU No. 2017-12, “Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities.” ASU 2017-12 changes the recognition and presentation requirements of hedge accounting and makes certain targeted improvements to simplify the application of the hedge accounting guidance in current GAAP. The amendments in this ASU better align an entity’s financial reporting and risk management activities for hedging relationships through changes to both the designation and measurement guidance for qualifying hedging relationships through changes to both the designation and measurement guidance for qualifying hedging relationships and the presentation of hedge results. To meet that objective, the amendments expand and refine hedge accounting for both non-financial and financial risk components and align the recognition and presentation of the effects of the hedging instrument and the hedged item in the financial statements. ASU No. 2017-12 is effective for interim and annual reporting periods beginning after December 15, 2018; early adoption is permitted. The Bank currently does not designate any derivative financial instruments as qualifying hedging relationships, and therefore, does not utilize hedge accounting. The Bank does not expect this ASU to have a material impact on the Bank’s consolidated financial statements.

3.  INVESTMENT SECURITIES

A. Portfolio of Investment Securities

The tables below show the structure of the Bank’s portfolio of investment securities as of March 31, 2018 and December 31, 2017:

MARCH 31, 2018
	AVAILABLE FOR SALE
(IN THOUSANDS)	AMORTIZED COST	UNREALIZED GAINS	UNREALIZED LOSSES	FAIR VALUE

Securities of U.S. Government agencies	$ 21,231	$ -	$ (80)	$ 21,151

U.S. Government sponsored - mortgage-backed securities, residential	690,120	1,060	(20,667)	670,513

Municipals	87,508	199	(1,121)	86,586

Equity security	1,740	193	-	1,933

Total	$ 800,599	$ 1,452	$(21,868)	$ 780,183

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DECEMBER 31, 2017
		AVAILABLE FOR SALE
(IN THOUSANDS)	AMORTIZED COST	UNREALIZED GAINS	UNREALIZED LOSSES	FAIR VALUE

Securities of U.S. Government agencies	$ 30,232	$ -	$ (87)	$ 30,145

U.S. Government sponsored - mortgage-backed securities, residential	722,465	1,781	(9,977)	714,269

Municipals	89,861	1,090	(112)	90,839

Equity security	1,740	422	-	2,162

Total	$ 844,298	$ 3,293	$(10,176)	$ 837,415

B. Fair Value of Temporarily Impaired Securities

The table below details the fair value of temporarily impaired securities, the amount of unrealized losses and the length of time these unrealized losses existed as of March 31, 2018 and December 31, 2017:

MARCH 31, 2018
(IN THOUSANDS)	SECURITIES IN CONTINUOUS UNREALIZED LOSS POSITION FOR LESS THAN 12 MONTHS	GROSS UNREALIZED LOSS ON SECURITIES IN LOSS POSITION FOR LESS THAN 12 MONTHS	SECURITIES IN CONTINUOUS UNREALIZED LOSS POSITION FOR 12 MONTHS OR LONGER	UNREALIZED LOSS ON SECURITIES IN LOSS POSITION FOR 12 MONTHS OR LONGER
Securities of U.S. Government agencies	$ 4,112	$ (13)	$ 17,039	$ (67)

U.S. Government sponsored - mortgage-backed securities, residential	366,303	(9,073)	260,275	(11,594)

Municipals	51,651	(992)	2,368	(129)

Total	$422,066	$(10,078)	$279,682	$(11,790)

DECEMBER 31, 2017
(IN THOUSANDS)	SECURITIES IN CONTINUOUS UNREALIZED LOSS POSITION FOR LESS THAN 12 MONTHS	GROSS UNREALIZED LOSS ON SECURITIES IN LOSS POSITION FOR LESS THAN 12 MONTHS	SECURITIES IN CONTINUOUS UNREALIZED LOSS POSITION FOR 12 MONTHS OR LONGER	UNREALIZED LOSS ON SECURITIES IN LOSS POSITION FOR 12 MONTHS OR LONGER
Securities of U.S. Government agencies	$ 20,958	$ (38)	$ 9,187	$ (49)

U.S. Government sponsored - mortgage-backed securities, residential	327,358	(2,672)	277,271	(7,305)

Municipals	9,728	(84)	2,668	(28)

Total	$358,044	$(2,794)	$289,126	$(7,382)

The unrealized losses associated with U.S. Government agency, U.S. Government sponsored mortgage-backed securities, and municipal securities, are not considered to be other-than-temporary, as such losses are related to fluctuations in the level of market interest rates and do not affect the expected cash flows of the underlying collateral or issuer. In addition, the Bank has the ability and intent to hold such investments until a recovery of the cost basis is reached. The mortgage-backed securities are residential pass-through securities issued by governmental agencies.

C. Investment Securities by Contractual Maturity Date

The amortized cost and estimated fair values of investment securities as of March 31, 2018 by contractual maturity date are shown below:

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	AVAILABLE FOR SALE
(IN THOUSANDS)	AMORTIZED COST	FAIR VALUE
Due in one year or less	$ 21,252	$ 21,172
Due after one year through five years	540	545
Due after five years through ten years	22,384	22,265
Due after ten years	64,563	63,755
Equity security	1,740	1,933
U.S. Government sponsored - mortgage-backed securities, residential *	690,120	670,513

Total	$ 800,599	$ 780,183

* The duration of the portfolio of mortgage-backed securities was approximately 3.7 years as of both March 31, 2018 and December 31, 2017.

D.    Pledged Securities

Securities were pledged to secure public funds and for other purposes as required or permitted by law having a fair value as of March 31, 2018 and December 31, 2017 as follows:

(IN THOUSANDS)	March 31, 2018	December 31, 2017
FHLB / Federal Reserve Bank (FRB)	$276,771	$267,366
Public Funds	93,526	178,920
Swap	1,004	1,060
Total Pledged	$371,301	$447,346

E. Gains and Losses on the Sale of Securities

During the three months ended March 31, 2018 and 2017 gains and losses on the sale of securities totaled as follows:

(IN THOUSANDS)	2018	2017
Gains	$-	$-
Losses	(30)	(15)
Net gains (losses)	$(30)	$(15)

4. LOANS

A. Loan Portfolio

The loan portfolio, excluding loans held for sale, consists of the following as of March 31, 2018 and December 31, 2017:

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(IN THOUSANDS)	March 31, 2018	December 31, 2017
Commercial loans	$ 611,868	$ 606,076
Construction and land loans	32,801	29,260
Real estate loans - residential	304,199	288,040
Real estate loans - non-residential - owner occupied	1,040,348	1,020,706
Real estate loans - non-residential - non-owner occupied	749,530	770,946
Other loans and credit cards	22,000	21,339
Total gross loans	2,760,746	2,736,367
Less net deferred loan (fees) costs	3,877	3,492
Total loans	$2,764,623	$2,739,859
Less allowance for loan losses	(36,026)	(35,346)
Net loans	$2,728,597	$2,704,513

B. Loans serviced for others

Loans serviced for others are not included in the accompanying consolidated statements of financial condition. The unpaid principal balance of loans and participations serviced for others as of March 31, 2018 and December 31, 2017 was as follows:

(IN THOUSANDS)	March 31, 2018	December 31, 2017

Unpaid principal balance	$144,977	$141,833
Fair value of servicing asset	$1,800	$1,983
Fair value of servicing asset determined as follows:
Discount rate of the note plus	2%	2%
Prepayment rate	15%	15%

Management has determined that there was no impairment of the servicing asset as of March 31, 2018 and December 31, 2017.

C. Allowance for Loan Losses

An analysis of activity in the allowance for loan losses by loan segment for the three months ended March 31, 2018 and 2017 was as follows:

MARCH 31, 2018
(IN THOUSANDS)	BEGINNING BALANCE	PROVISION (RELEASE)	CHARGE-OFFS	RECOVERIES	ENDING BALANCE
Commercial loans	$8,615	$214	$-	$59	$8,888
Construction and land loans	614	55	-	-	669
Real estate loans - residential	3,037	173	-	-	3,210
Real estate loans - non residential - owner occupied	13,513	466	-	-	13,979
Real estate loans - non residential - non-owner occupied	9,391	(302)	-	-	9,089
Other loans and credit cards	176	44	(35)	6	191
Total	$35,346	$650	$(35)	$65	$36,026

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MARCH 31, 2017
	BEGINNING	PROVISION			ENDING

(IN THOUSANDS)	BALANCE	(RELEASE)	CHARGE-OFFS	RECOVERIES	BALANCE
Commercial loans	$ 10,051	($134)	($152)	$ 176	$ 9,941
Construction and land loans	368	(20)	-	-	348
Real estate loans - residential	2,477	(62)	-	-	2,415
Real estate loans - non residential - owner occupied	13,449	(1,196)	-	-	12,253
Real estate loans - non residential - non-owner occupied	8,404	11	(141)	-	8,274
Other loans and credit cards	417	(199)	(2)	2	218

Total	$35,166	$ (1,600)	$ (295)	$178	$33,449

D. Allowance for Credit Losses by Portfolio Segment

The following table provides a break-down of loans, excluding loans held for sale and the related allowance for credit losses by portfolio segment as of March 31, 2018 and December 31, 2017:

MARCH 31, 2018
		LOANS		ALLOWANCE FOR CREDIT LOSSES
	INDIVIDUALLY	COLLECTIVELY		INDIVIDUALLY	COLLECTIVELY
	EVALUATED	EVALUATED		EVALUATED	EVALUATED
	FOR	FOR		FOR	FOR
(IN THOUSANDS)	IMPAIRMENT	IMPAIRMENT	TOTAL	IMPAIRMENT	IMPAIRMENT	TOTAL
Commercial loans	$5,076	$ 606,792	$ 611,868	$ 1	$8,887	$8,888
Construction and land loans	-	32,801	32,801	-	669	669
Real estate loans - residential	2,596	301,603	304,199	-	3,210	3,210
Real estate loans - non residential-owner occupied	1,941	1,038,407	1,040,348	-	13,979	13,979
Real estate loans - non residential-non-owner occupied	632	748,898	749,530	-	9,089	9,089
Other loans and credit cards	-	22,000	22,000	-	191	191

Total	$10,245	$2,750,501	$2,760,746	$ 1	$36,025	$36,026

DECEMBER 31, 2017
		LOANS		ALLOWANCE FOR CREDIT LOSSES
	INDIVIDUALLY	COLLECTIVELY		INDIVIDUALLY	COLLECTIVELY
	EVALUATED	EVALUATED		EVALUATED	EVALUATED
	FOR	FOR		FOR	FOR
(IN THOUSANDS)	IMPAIRMENT	IMPAIRMENT	TOTAL	IMPAIRMENT	IMPAIRMENT	TOTAL
Commercial loans	$5,874	$ 600,202	$ 606,076	$ -	$8,615	$8,615
Construction and land loans	-	29,260	29,260	-	614	614
Real estate loans - residential	2,100	285,940	288,040	-	3,037	3,037
Real estate loans - non residential-owner occupied	780	1,019,926	1,020,706	-	13,513	13,513
Real estate loans - non residential-non-owner occupied	5,271	765,675	770,946	-	9,391	9,391
Other loans and credit cards	-	21,339	21,339	-	176	176

Total	$14,025	$2,722,342	$2,736,367	$ -	$35,346	$35,346

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E. Impaired Loans by Portfolio Segment

The following tables summarize additional information related to impaired loans by portfolio segment as of March 31, 2018 and December 31, 2017:

	MARCH 31, 2018
(IN THOUSANDS)	RECORDED INVESTMENT	UNPAID PRINCIPAL BALANCE	ALLOWANCE	AVERAGE RECORDED INVESTMENT	INTEREST INCOME RECOGNIZED
With no specific allowance recorded:
Commercial loans	$ 4,751	$ 4,860	$ -	$ 5,313	$ 3
Construction and land loans	-	-	-	-	-
Real estate loans - residential	2,596	2,596	-	2,348	-
Real estate loans - non residential - owner occupied	1,941	1,941	-	1,360	-
Real estate loans - non residential - non-owner occupied	632	632	-	2,952	-
Other loans and credit cards	-	-	-	-	-
With an allowance recorded:
Commercial loans	325	325	1	162	6
Construction and land loans	-	-	-	-	-
Real estate loans - residential	-	-	-	-	-
Real estate loans - non residential - owner occupied	-	-	-	-	-
Real estate loans - non residential - non-owner occupied	-	-	-	-	-
Other loans and credit cards	-	-	-	-	-
Total:
Commercial loans	5,076	5,185	1	5,475	9
Construction and land loans	-	-	-	-	-
Real estate loans - residential	2,596	2,596	-	2,348	-
Real estate loans - non residential - owner occupied	1,941	1,941	-	1,360	-
Real estate loans - non residential - non-owner occupied	632	632	-	2,952	-
Other loans and credit cards	-	-	-	-	-

Total	$10,245	$10,354	$1	$12,135	$9

Page | 14

	DECEMBER 31, 2017
(IN THOUSANDS)	RECORDED INVESTMENT	UNPAID PRINCIPAL BALANCE	ALLOWANCE	AVERAGE RECORDED INVESTMENT	INTEREST INCOME RECOGNIZED
With no specific allowance recorded:
Commercial loans	$ 5,874	$ 5,999	$ -	$ 7,982	$ 112
Construction and land loans	-	-	-	-	-
Real estate loans - residential	2,100	2,100	-	1,050	76
Real estate loans - non residential - owner occupied	780	793	-	1,346	-
Real estate loans - non residential - non-owner occupied	5,271	5,271	-	6,266	214
Other loans and credit cards	-	-	-	-	-
With an allowance recorded:
Commercial loans	-	-	-	648	-
Construction and land loans	-	-	-	-	-
Real estate loans - residential	-	-	-	-	-
Real estate loans - non residential - owner occupied	-	-	-	187	-
Real estate loans - non residential - non-owner occupied	-	-	-	-	-
Other loans and credit cards	-	-	-	-	-
Total:
Commercial loans	5,874	5,999	-	8,630	112
Construction and land loans	-	-	-	-	-
Real estate loans - residential	2,100	2,100	-	1,050	76
Real estate loans - non residential - owner occupied	780	793	-	1,533	-
Real estate loans - non residential - non-owner occupied	5,271	5,271	-	6,266	214
Other loans and credit cards	-	-	-	-	-
Total	$14,025	$14,163	$0	$17,479	$402

F. Troubled Debt Restructurings (“TDRs”)

The Bank’s TDRs provide for temporary loan payment modifications and/or interest rate reductions and do not provide debt forgiveness or waiving of accrued interest. The following table presents TDRs and the outstanding recorded investment as of March 31, 2018 and December 31, 2017:

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MARCH 31, 2018
		PRE-MODIFICATION	POST-MODIFICATION

	NUMBER	OUTSTANDING	OUTSTANDING

	OF	RECORDED	RECORDED

(IN THOUSANDS)	LOANS	INVESTMENT (1)	INVESTMENT(2)
Commercial loans	2	$390	$ 324
Construction and land loans	-	-	-
Real estate loans - residential	-	-	-
Real estate loans - non residential - owner occupied	-	-	-
Real estate loans - non residential - non-owner occupied	-	-	-
Other loans and credit cards	-	-	-
Total	2	$390	$324

DECEMBER 31, 2017
		PRE-MODIFICATION	POST-MODIFICATION

	NUMBER	OUTSTANDING	OUTSTANDING

	OF	RECORDED	RECORDED

(IN THOUSANDS)	LOANS	INVESTMENT (1)	INVESTMENT(2)
Commercial loans	2	$390	$ 355
Construction and land loans	-	-	-
Real estate loans - residential	-	-	-
Real estate loans - non residential -owner occupied	-	-	-
Real estate loans - non residential -non-owner occupied	1	6,145	4,628
Other loans and credit cards	-	-	-
Total	3	$6,535	$4,983

(1)  Recorded investment at the date of modification.

(2)  Includes payments subsequent to modification and reflects the balance as of March 31, 2018 and December 31, 2017, respectively.

Performing TDRs included above totaled $324,000 and $4,983,000 as of March 31, 2018 and December 31, 2017, respectively.

During the three months ended March 31, 2018 and the year ended December 31, 2017, there were no significant TDRs for which re-default occurred. The Bank does not have any further commitments to lend additional funds to these borrowers.

There were no new TDRs during 2018.

G. Age Analysis of Past Due Loans

The following table presents an aging analysis of the recorded investment in past due and nonaccrual loans, excluding loans held for sale, by segment as of March 31, 2018 and December 31, 2017:

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		MARCH 31, 2018
		30-89	90 DAYS
		DAYS	PAST DUE	TOTAL	NON-	TOTAL
(IN THOUSANDS)	CURRENT	PAST DUE	AND GREATER	PAST DUE	ACCRUAL	LOANS
Commercial loans	$ 604,989	$2,128	$ -	$2,128	$4,751	$ 611,868
Construction and land loans	32,801	-	-	-	-	32,801
Real estate loans - residential	301,511	92	-	92	2,596	304,199
Real estate loans - non residential - owner occupied	1,037,025	1,382	-	1,382	1,941	1,040,348
Real estate loans - non residential - non-owner occupied	748,898	-	-	-	632	749,530
Other loans and credit cards	21,949	51	-	51	-	22,000

Total loans	$2,747,173	$3,653	$0	$3,653	$9,920	$2,760,746

		DECEMBER 31, 2017
		30-89	90 DAYS
		DAYS	PAST DUE	TOTAL	NON-	TOTAL
(IN THOUSANDS)	CURRENT	PAST DUE	AND GREATER	PAST DUE	ACCRUAL	LOANS
Commercial loans	$ 599,936	$622	$ -	$622	$5,518	$ 606,076
Construction and land loans	29,260	-	-	-	-	29,260
Real estate loans - residential	285,940	-	-	-	2,100	288,040
Real estate loans - non residential - owner occupied	1,016,573	3,353	-	3,353	780	1,020,706
Real estate loans - non residential - non-owner occupied	770,303	-	-	-	643	770,946
Other loans and credit cards	21,139	200	-	200	-	21,339

Total loans	$2,723,151	$4,175	$0	$4,175	$9,041	$2,736,367

Cumulative interest foregone on non-accrual loans as of March 31, 2018 and December 31, 2017 and cash basis interest income recognized on these loans for the three and twelve months ended as of March 31, 2018 and December 31, 2017 was as follows:

(IN THOUSANDS)	March 31, 2018	December 31, 2017
Cumulative interest foregone	$585	$446
Cash basis interest	$50	$1,122

H. Loan Portfolio Credit Quality Indicators

As part of the on-going monitoring of the credit quality of the Bank’s loan portfolio, management categorizes loans into risk categories based upon relevant information about the ability of borrowers to service the debt and comply with the various terms of the loan agreements. The Bank considers current financial information, historical payment experience, credit documentation, public information and current economic trends.

Management evaluates and monitors the Bank’s credit portfolio using a loan risk grade system based upon the scale of 1 to 10, with 1 being the highest quality rating and 10 being the lowest quality rating. These 10 risk ratings are measured at the customer level categorized into the following risk categories, based upon the ability of the borrowers to service their debt:

Pass (Levels 1 through 6) - Loans in this category have demonstrated adequate or stronger asset quality, earning history, or other sufficient margins of creditor protection; and represent a moderate credit risk and some degree of financial stability.

Page | 17

Special Mention (Level 7) - Included in this category are loans that do not currently expose the Bank to a sufficient degree of risk to warrant adverse classification, but which possess credit deficiencies deserving management’s close attention. Failure to correct deficiencies could result in greater credit risk in the future. Ordinarily, such borderline credits have characteristics which corrective management action would remedy.

Substandard (Level 8) - Substandard loans are inadequately protected by the current net worth and paying capacity of the obligor or by the value of the collateral pledged, if any. Loans so classified: have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt; and are characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected.

Doubtful (Level 9) - A loan in this category has all the weaknesses inherent in loans classified Substandard, with the added characteristic that the weaknesses make collection or liquidation in full highly improbable, based on currently known facts, conditions and values.

Loss (Level 10) - Loans in this category are considered to be uncollectible and of such little value that they are no longer considered bankable assets. Loans in this category have been graded “Loss” but have not yet been written off against the allowance for loan and lease losses.

As of March 31, 2018 and December 31, 2017, and based upon the most recent analysis performed, the risk category of loans by segment of loans, excluding loans held for sale, is as follows:

MARCH 31, 2018
		SPECIAL				TOTAL
(IN THOUSANDS)	PASS	MENTION	SUBSTANDARD	DOUBTFUL	LOSS	LOANS
Commercial loans	$596,248	$8,258	$7,362	$ -	$-	$611,868
Construction and land loans	32,801	-	-	-	-	$32,801
Real estate loans - residential	301,603	-	2,596	-	-	$304,199
Real estate loans - non residential - owner occupied	1,024,626	14,079	1,643	-	-	$1,040,348
Real estate loans - non residential - non-owner occupied	748,898	-	632	-	-	$749,530
Other loans and credit cards	21,796	200	4	-	-	$22,000

Total loans	$2,725,972	$22,537	$12,237	$ -	$-	2,760,746

DECEMBER 31, 2017
		SPECIAL				TOTAL
(IN THOUSANDS)	PASS	MENTION	SUBSTANDARD	DOUBTFUL	LOSS	LOANS
Commercial loans	$596,484	$3,590	$6,002	$ -	$-	$606,076
Construction and land loans	29,260	-	-	-	-	$29,260
Real estate loans - residential	285,940	-	2,100	-	-	$288,040
Real estate loans - non residential - owner occupied	1,015,951	3,022	1,733	-	-	$1,020,706
Real estate loans - non residential - non-owner occupied	770,303	-	643	-	-	$770,946
Other loans and credit cards	21,331	-	8	-	-	$21,339

Total loans	$2,719,269	$6,612	$10,486	$ -	$-	2,736,367

Page | 18

I. Concentrations and Lending Limits

The Bank has no specific industry concentration in its loan portfolio; however, a significant portion of the portfolio is secured by commercial real estate properties as stated above. The Bank manages its concentration with any one customer or industry in order to minimize its risk position in any particular segment of the economy. In addition, the amount that the Bank can lend to any one customer is limited by statute and regulation.

The legal lending limits and Bank lending limits as of March 31, 2018 and December 31, 2017 are as follows:

(IN THOUSANDS)	March 31, 2018	December 31, 2017
Legal lending limit - secured	$96,482	$96,939
Legal lending limit - unsecured	$57,889	$58,163

J. Loan Collateral Pledged

The Bank has also established borrowing line availability from various sources utilizing loan collateral. As of March 31, 2018 and December 31, 2017, the total amount of loan collateral pledged for FHLB or FRB borrowings follows:

(IN THOUSANDS)	March 31, 2018	December 31, 2017
FHLB	$1,736,008	$1,678,079
FRB	57,195	64,354
Total Pledged	$1,793,203	$1,742,433

5. INCOME TAXES

The composition of income tax expense for the three months ended March 31, 2018 and 2017 is as follows:

	Three Months ended, March 31,
(IN THOUSANDS)	2018	2017

Federal	$ 2,029	$ 3,502

State	1,276	1,335
Income tax expense	$3,305	$4,837

6. INTEREST BEARING DEPOSITS

A summary of interest bearing deposits as of March 31, 2018 and December 31, 2017 is as follows:

(IN THOUSANDS)	March 31, 2018	December 31, 2017
Time deposits	$ 384,910	$ 494,854

Interest bearing demand	71,958	73,839

Money market accounts	1,112,879	1,066,397

Savings and other	47,966	47,671
Total interest bearing deposits	$1,617,713	$1,682,761

7. BORROWINGS

A. Short-term borrowings

As of March 31, 2018 and December 31, 2017, the Bank had short-term borrowings (original maturity less than 92 days), consisting of short-term FHLB advances.

The following table sets forth information concerning short-term borrowings:

Page | 19

	Three Months Ended	Year Ended
(IN THOUSANDS)	March 31, 2018	December 31, 2017
Balance outstanding at the end of the period	$ 212,000	$ 197,500
Maximum outstanding at any month-end during the year	$ 212,000	$ 400,000
Average balance outstanding during the period	$ 204,394	$ 233,951
Weighted average interest rate:
As of period-end	1.87%	1.36%
Paid during the period	1.54%	0.93%

Average balances outstanding during the period represent daily average balances and average interest rates represent interest expense divided by the related average balance.

B. Long-term FHLB advances

As of both March 31, 2018 and December 31, 2017, the Bank had $305,000,000 of long-term FHLB advances (original maturities exceeding 91 days).

The following table presents the remaining periods until maturity, blended interest rates, and rate ranges of the long-term FHLB advances as of March 31, 2018:

	As of March 31, 2018
(IN THOUSANDS)	BALANCES	RATE	RANGE
Within one year	$50,000	1.51%	1.40% - 1.73%
April 1, 2019 to March 31, 2020	50,000	2.14%	1.62% - 3.17%
April 1, 2020 to March 31, 2021	55,000	1.50%	1.38% - 2.64%
April 1, 2021 to March 31, 2022	150,000	1.34%	1.32% - 1.38%
Thereafter	-	-
Total Long-term FHLB borrowings	$305,000	1.53%

C. Other FHLB Information

The Bank pledged loan collateral totaling $812,628,000 and security collateral totaling $194,073,000 to secure these short-term and long-term FHLB borrowings. As a member bank of FHLB, the Bank is required to maintain FHLB stock which is carried at cost and totaled $17,250,000 as of both March 31, 2018 and December 31, 2017, respectively.

The level of required investment in FHLB stock is based upon the greater of one percent of the membership asset value or the balance of outstanding loans the Bank has from the FHLB. Although FHLB stock is a financial instrument that represents an equity interest in the FHLB, it does not have a readily determinable fair value. Accordingly, when evaluating FHLB stock for impairment, its value should be determined based upon the ultimate recoverability of the par value rather than by recognizing temporary declines in value.

D. Sources of Liquidity

The Bank maintains secondary sources of liquidity available through both unsecured fed fund lines with major financial institutions and secured borrowing facilities with the FRB, FHLB and investment banking sources utilizing loan and investment collateral. The following summarizes activities in FHLB and other borrowings as of March 31, 2018 and December 31, 2017:

Page | 20

(IN THOUSANDS)	March 31, 2018	December 31, 2017
Borrowing capacity available - unsecured facilities	$ 85,000	$ 85,000
Borrowing capacity available - secured facilities
FRB	$ 117,000	$ 117,000
FHLB	620,000	620,000
Investment banking sources	302,000	302,000
Total secured facilities	$ 1,039,000	$ 1,039,000

8. STOCK-BASED COMPENSATION

The Bank has a Community Bank Stock Incentive Plan (Plan) which permits the issuance of up to 250,000 equity compensation awards to employees and directors of the Bank. The Plan authorizes the issuance of various equity instruments including stock options, restricted stock and restricted stock units (RSUs). The terms and conditions of awards under the plan are determined by the Bank’s Compensation Committee at the time of the grant.

The RSUs currently issued consist of a promise to issue shares of stock upon vesting. During 2016, 8,625 restricted stock units were granted with a 3-year cliff vesting period, with a grant date fair value of $139.50. During 2017, 3,600 restricted stock units were granted with a 3-year cliff vesting period with a grant date fair value of $136.23. In addition, during 2017, 26,615 restricted stock units were granted which will vest in equal annual installments over the next three years and will accrue dividend amounts from the effective date of the grant, which are paid upon vesting. These units had a grant date fair value of $158.00. The RSUs fully vest in the event of a change-in-control of the Bank.

The restricted stock awards for the three months ending March 31, 2018 and 2017 are as follows:

	Three Months Ended March 31,
Restricted Stock Units	2018	2017
Outstanding - beginning of the period	38,090	8,625
Granted	-	3,600
Forfeitures	(2,350)	-
Outstanding - end of the year	35,740	12,225

Remaining shares authorized to be awarded - end of period	211,910	62,775

Compensation expense for the RSUs is measured at the fair value of the stock on the day prior to the grant date and is recognized over the vesting period and is as follows for the three months ending March 31, 2018 and 2017:

	Three Months Ended March 31,
(IN THOUSANDS)	2018	2017
Compensation expense related to these awards	$440	$141

Unrecognized compensation expense related to unvested RSUs	$4,460	$1,442

9. DERIVATIVE FINANCIAL INSTRUMENTS

The Bank is exposed to certain risks relating to its ongoing business operations and utilizes interest rate swap agreements (“swaps”) as part of its asset/liability management strategy to help manage its interest rate risk position.

Page | 21

As of March 31, 2018, the Bank has entered into one interest-rate swap agreement with a customer and one offsetting interest-rate swap with a counterparty bank. These swap agreements are not designated as hedging instruments. The purpose of entering into offsetting derivatives not designated as a hedging instrument is to provide the Bank a variable-rate loan receivable and to provide the customer the financial effects of a fixed-rate loan without creating significant volatility in the Bank’s earnings.

The changes in the fair value of the swaps primarily offset each other and therefore should not have a significant impact on the Bank’s results of operations, although the Bank does incur credit and counterparty risk with respect to performance on the swap agreements by the Bank’s customer and counterparty, respectively. Our interest rate swap derivatives are subject to a master netting arrangement with one counterparty bank.

The Bank believes our risk of loss associated with our counterparty borrowers related to interest rate swaps is mitigated as the loans with swaps are underwritten to take into account potential additional exposure, although there can be no assurances in this regard since the performance of our swaps is subject to market and counterparty risk.

A. Balance Sheet Classification of Derivative Financial Instruments

As of March 31, 2018 and December 31, 2017, the total notional amount of the Bank’s swaps was $47,306,000 and $47,576,000, respectively. The location of the asset and liability, and their respective fair values are summarized in the tables below:

	AS OF MARCH 31, 2018

	ASSET DERIVATIVES		LIABILITY DERIVATIVES
(IN THOUSANDS)	BALANCE SHEET LOCATION	FAIR VALUE	BALANCE SHEET LOCATION	FAIR VALUE
Derivatives not designated as hedging instruments:
Interest rate swaps	Other assets	$467	Other liabilities	$467

Total		$467		$467

	AS OF DECEMBER 31, 2017

	ASSET DERIVATIVES		LIABILITY DERIVATIVES
(IN THOUSANDS)	BALANCE SHEET LOCATION	FAIR VALUE	BALANCE SHEET LOCATION	FAIR VALUE
Derivatives not designated as hedging instruments:
Interest rate swaps	Other assets	$191	Other liabilities	$191

Total		$191		$191

B. The Effect of Derivative Financial Instruments on the Consolidated Statements of Operations

The derivative financial instruments had no effect on the consolidated statements of operations for the three months ended March 31, 2018 and 2017.

Page | 22

10. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value for GAAP purposes is defined as the price received to sell an asset or the price paid to transfer a liability in an orderly market transaction between market participants at the measurement date.

Fair Value Hierarchy

The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three broad levels:

Level 1 — Valuation is based upon quoted prices for identical instruments traded in active markets.

Level 2 — Valuation is based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market.

Level 3 — Valuation is generated from model-based techniques that use significant assumptions not observable in the market. These unobservable assumptions reflect the Bank’s own estimates of assumptions that market participants would use in pricing the asset or liability. Valuation techniques include use of option pricing models, discounted cash flows and similar techniques.

The Bank records value measurements for available-for-sale securities and loans held for sale on a recurring basis, while certain other assets, such as impaired loans, SBA servicing asset and OREO are performed on a nonrecurring basis.

ASSETS & LIABILITIES MEASURED AT FAIR VALUE ON A RECURRING BASIS
(IN THOUSANDS)	March 31, 2018	LEVEL 1	LEVEL 2	LEVEL 3
Description of Assets
Securities of U.S. Government agencies	$ 21,151	$9,756	$ 11,395	$ -
U.S. Government sponsored - mortgage-backed securities, residential	670,513	-	670,513	-
Municipals	86,586	-	86,586	-
Equity security	1,933	1,933	-	-

Interest rate swaps	467	-	467	-
Total assets	$ 780,650	$11,689	$ 768,961	$ -

Description of Liability

Interest rate swaps	$ 467	$ -	$ 467	$ -

Total liability	$ 467	$ -	$ 467	$ -

Page | 23

ASSETS & LIABILITIES MEASURED AT FAIR VALUE ON A RECURRING BASIS
	DECEMBER 31,
(IN THOUSANDS)	2017	LEVEL 1	LEVEL 2	LEVEL 3
Description of Assets
Securities of U.S. Government agencies	$30,145	$18,437	$11,708	$-
U.S. Government sponsored - mortgage-backed securities, residential	714,269	-	714,269	-
Municipals	90,839	-	90,839	-
Equity security	2,162	2,162	-	-
Interest rate swaps	191	-	191	-

Total assets	$837,606	$20,599	$817,007	$-

Description of Liability
Interest rate swaps	$191	$-	$191	$-

Total liability	$191	$-	$191	$-

ASSETS & LIABILITIES MEASURED AT FAIR VALUE ON A NON-RECURRING BASIS
					TOTAL
(IN THOUSANDS)	March 31, 2018	LEVEL 1	LEVEL 2	LEVEL 3	RESERVES

Description of Assets
Impaired loans	$10,244	$-	$-	$10,244	$(1)
SBA servicing asset	1,800	-	-	1,800	-
OREO	825	-	-	825	-

Total assets	$12,869	$-	$-	$12,869	$(1)

ASSETS & LIABILITIES MEASURED AT FAIR VALUE ON A NON-RECURRING BASIS
	DECEMBER 31,				TOTAL
(IN THOUSANDS)	2017	LEVEL 1	LEVEL 2	LEVEL 3	RESERVES

Description of Assets
Impaired loans	$14,025	$-	$-	$14,025	$-
SBA servicing asset	1,983	-	-	1,983	-
OREO	825	-	-	825	-

Total assets	$16,833	$-	$-	$16,833	$-

Determination of Fair Value

Cash and cash equivalents, accrued interest

receivable, and accrued interest payable

For those short-term instruments, the carrying amount is a reasonable estimate of fair value.

Investment securities

Investment securities available-for-sale are valued based upon quotes obtained from a reputable third-party pricing service. The service uses evaluated pricing applications and model processes. Market inputs, such as, benchmark yields, reported trades, broker/dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers and reference data are considered as part of the evaluation. The inputs are related directly to the security being evaluated, or indirectly to a similarly situated security. Market assumptions and market data are utilized in the valuation models. The majority of the investment securities are considered level 2. A portion of the U. S. Agency investments and the equity security are considered level 1 as those securities are based upon quoted prices for identical instruments traded in active markets.

Page | 24

Loans and leases, net

The fair value of loans is calculated using a discounted present value model. The model uses the treasury yield curve or prime rate as a foundation to derive a risk free rate that is modified by credit quality and operating expenses. No adjustments have been made for changes in credit within the loan portfolio. It is management’s opinion that the allowance for loan losses pertaining to performing and nonperforming loans results in a fair valuation of credit for such loans.

Impaired loans

The Bank’s impaired loans are generally measured using the fair value of the underlying collateral, which is determined based on the most recent appraisal information received, less costs to sell. These loans fall within Level 2 or Level 3 of the fair value hierarchy as appropriate. Level 2 values are measured at fair value based on the most recent valuation information received on the underlying collateral. Level 3, additionally can include adjustments by the Bank for historical knowledge and for changes in market conditions.

Other real estate owned

The Bank’s OREO represents properties acquired through foreclosure or through full or partial satisfaction of loans and are recorded at estimated fair value less cost to sell at the time of foreclosure and at the lower of cost or estimated fair value less cost to sell subsequent to acquisition. Any subsequent write downs are charged to non-interest expense and recognized as a valuation allowance. The fair values of OREO properties are based on third party appraisals, broker price opinions or accepted written offers but, additionally can include adjustments by the Bank for historical knowledge and for changes in market conditions. These valuations are reviewed and approved by the Bank’s appraisal department. OREO properties are classified as Level 2 or 3 assets in the fair value hierarchy.

Federal Home Loan Bank Stock

Federal Home Loan Bank Stock is considered to be a restricted equity security whose carrying value approximates its fair value.

Swaps

The fair value of the interest rate swap contracts are provided by the counterparty using a proprietary model rather than actual market quotations. The Bank verifies the valuation results provided by the counterparty for reasonableness by estimating the fair value of the swaps using Bloomberg swap manager model which constructs a yield curve based upon LIBOR/Swap rates. The yield curve determines the valuation of the interest rate swaps. These calculated results compare reasonably well and the Bank has not made any adjustments to the valuation provided by the counterparty. Accordingly, the Bank categorized its swaps portfolio within Level 2 of the fair value hierarchy.

Deposits

The fair values of demand deposits, savings accounts, and money market deposits are based on cash flows imputed to these non-contractual deposits based on analyses of historical data. These cash flows are then discounted using a present value model. The fair value of fixed-maturity certificates of deposit is also calculated using a discounted present value model. Both models use the treasury yield curve as a foundation that is then modified by the Bank’s funding cost.

Borrowings

For these short-term instruments, the carrying amount is a reasonable estimate of fair value. The fair value of other borrowings is calculated using the treasury yield curve as a foundation that is modified by the Bank’s borrowing cost.

The estimated fair value of standby letters of credit outstanding at March 31, 2018 and December 31, 2017 was not significant. Loan commitments on which the committed fixed interest rate is less than the current market rate are also not significant at March 31, 2018 and December 31, 2017.

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The carrying amounts and fair values of the Bank’s financial instruments at March 31, 2018 and December 31, 2017 were as follows:

MARCH 31, 2018
		FAIR VALUE
	CARRYING
(IN THOUSANDS)	AMOUNT	LEVEL 1	LEVEL 2	LEVEL 3	TOTAL
Description of Assets
Cash and cash equivalents	$46,420	$46,420	$-	$-	$46,420
Investment securities	$780,183	$11,689	$768,494	$-	$780,183
Loans and Leases	$2,728,597	$-	$2,722,691	$10,245	$2,732,936
FHLB Stock	$17,250	$-	$17,250	$-	$17,250
Accrued interest receivable	$11,560	$-	$11,560	$-	$11,560
Swaps	$467	$-	$467	$-	$467

Description of Liabilities
Deposits	$2,823,762	$-	$2,816,224	$-	$2,816,224
Borrowings/other	$517,000	$-	$508,483	$-	$508,483
Accrued interest payable	$821	$-	$821	$-	$821
Swaps	$467	$-	$467	$-	$467

DECEMBER 31, 2017
		FAIR VALUE
	CARRYING
	AMOUNT	LEVEL 1	LEVEL 2	LEVEL 3	TOTAL
Description of Assets
Cash and cash equivalents	$44,298	$44,298	$-	$-	$44,298
Investment securities	$837,415	$20,599	$816,816	$-	$837,415
Loans and Leases	$2,704,513	$-	$2,714,754	$14,025	$2,728,779
FHLB Stock	$17,250	$-	$17,250	$-	$17,250
Accrued interest receivable	$11,749	$-	$11,749	$-	$11,749
Swaps	$191	$-	$191	$-	$191

Description of Liabilities
Deposits	$2,860,214	$-	$2,853,530	$-	$2,853,530
Borrowings/other	$502,500	$-	$496,213	$-	$496,213
Accrued interest payable	$964	$-	$964	$-	$964
Swaps	$191	$-	$191	$-	$191

11. REGULATORY MATTERS

The Bank is subject to regulation by the Federal Deposit Insurance Corporation (FDIC) and the California Department of Business Oversight (DBO).

The Bank is subject to various capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possible additional discretionary action by regulators that, which, if undertaken, could

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have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of Total and Tier 1 capital to risk-weighted assets and of Tier 1 capital to average assets. Management believes, as of March 31, 2018, that the Bank meets all capital adequacy requirements to which it is subject.

As of March 31, 2018 the Bank was categorized as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain certain ratios as set forth in the table below.

In July 2013, the Federal Reserve Board and the FDIC issued final rules implementing the Basel III regulatory capital framework and related Dodd-Frank Wall Street Reform and Consumer Protection Act changes. The rules revise minimum capital requirements and adjust prompt corrective action thresholds. The final rules revise the regulatory capital elements, add a new common equity Tier 1 capital ratio, increase the minimum Tier 1 capital ratio requirement, and implement a new capital conservation buffer which is being phased in effective January 1, 2016, increasing minimum risk-based capital requirement by 0.625% of risk-weighted assets each year until reaching its final level of 2.5% on January 1, 2019. The rules also permit certain banking organizations to retain, through a one-time election, the existing treatment for accumulated other comprehensive income. The final rules took effect for community banks on January 1, 2015, subject to a transition period for certain parts of the rules. Management believes the Bank will remain well-capitalized under the new rules.

The Bank’s capital ratios are presented in the following table:

	MINIMUM		WELL		ADEQUATELY
	REGULATORY		CAPITALIZED		CAPITALIZED		COMMUNITY
	CAPITAL		REGULATORY		BASEL III		BANK
	REQUIREMENT		REQUIREMENT		FULLY PHASED IN		CAPITAL
(IN THOUSANDS)	As of March 31, 2018
Tier 1 leverage capital	4%	$150,080	5%	$187,600	4.0%	$150,080	9.7%	$362,316
Tier 1 risk based capital	6%	$195,578	8%	$260,771	8.5%	$277,069	11.1%	$362,316
Total risk based capital	8%	$260,771	10%	$325,963	10.5%	$342,261	12.3%	$399,482
Common equity tier 1 capital	4.5%	$146,683	6.5%	$211,876	7.0%	$228,174	11.1%	$362,316

(IN THOUSANDS)	As of December 31, 2017
Tier 1 leverage capital	4%	$150,681	5%	$188,351	4.0%	$150,681	9.4%	$355,230
Tier 1 risk based capital	6%	$195,409	8%	$260,545	8.5%	$276,829	10.9%	$355,230
Total risk based capital	8%	$260,545	10%	$325,681	10.5%	$341,965	12.0%	$392,005
Common equity tier 1 capital	4.5%	$146,556	6.5%	$211,693	7.0%	$227,977	10.9%	$355,230

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